Exhibit 99.1

April 8, 2015 10:00am  EST
China Electronics Holdings To Host Investor Conference Call
Overview of Six Years Operating Results
Presentation to be Webcast at 10:00AM/ET April 10, 2015

New York City, NY -- (Marketwired – April 8, 2015) – China Electronics Holdings, Inc.  (OTC: CEHD)

China Electronics Holdings, Inc. (OTC:CEHD), (the "Company" or "CEHD") will conduct its first investor conference call as a public company on Friday, April 10, 2015 at 10:00am EST.  The call will be hosted by Mr. Hailong Liu, the Chairman of the Company, and Ms. Yue Cao, thelegal counsel of the Company. CEHD will discuss the following topics on the call:

•
Overview of the Company's history, corporate structure and business model in past six years; review and analyze the opportunities as well as challenges of doing business in smaller cities, towns, counties and rural markets in China;

•	Review of operating results of the Company in past six years from 2008 to 2013, a discussion of success, failure and business in transition;

•
Discussion of business transition and business segment expansion of the Company from offline traditional wholesaler of consumer electronics and appliances to commencement of online sales through China Crazy Buy, a online platform provider of direct sales and business marketplace;

•
Review of development stage initiatives and business model of the acquisition target, China Crazy Buy, the first and largest platform provider of online direct sales and online marketplace in Anhui Province of China, that focuses on sales of locally produced and nationally known agricultural food and products (such products include raw, packaged and cooked food, meat, beverages, fresh fruits and vegetables), supermarket and grocery products, and electronics appliances.

China Electronics will host a conference call on Friday April 10, 2015 at 10:00 a.m. Shareholders and other interested parties can participate by dialing in to the following numbers:

Toll Free (US)	1-(866) 652-5200
Toll Free (International)	1-412-317-6060

Our Company went public through reverse merger in 2010. From year 2008 to 2011, our total net revenues was approximately $55,107,177 in 2008,$47,671,380 in 2009, $114,171,446 in 2010, and $104,215,403in 2011respectively, and an increase of (13.5%), 139% and (8.7%)in 2009, 2010 and 2011 respectively. We had gross profit margin of 14.5% 20.8%, 16.9% and 15% in 2008, 2009, 2010 and 2011 respectively. Net incomeswere$44,522 in 2008, $9,743,245 in 2009, $13,235,416 in 2010, and $16,130,370 in 2011, indicating year to year increases of 217%, 36% and 22% in 2009, 2010, and 2011 respectively. We experienced a significant growth of revenue in 2010 because we entered into contracts with a significant number of Non-Exclusive Franchise Stores in 2010 due to our increased sales network, expanded production lines, and improved economic environment in China. The significant increase of net income in 2009 was primarily due to a substantial decrease of our selling, general and administrative expenses along with a one-time write off of receivables from one franchise store in 2008 not happening again in 2009.

In summary, we opened 1 and 3 Company Owned Stores in 2008 and 2010. We entered into contracts with 225, 247, and 61 new Exclusive Franchise Stores in 2008, 2009 and 2010 respectively, and we terminated our contracts with 47 Exclusive Franchise Stores in 2009. We entered into contracts with 80, 111, 557 new Non-Exclusive Franchise stores in 2008, 2009 and 2010 respectively, and we terminated our contracts with 15 and 18 Non-Exclusive Franchise Stores in 2009 and 2010 respectively. As of December 31, 2010, in total, we had contracts with 3 Company Owned Stores, 486 Exclusive Franchise Stores and 715 Non-Exclusive Franchise Stores covering 12 districts and counties in An Hui Province, mainly around Lu An area.

In year 2011, our board and management concluded that the rapid growth in number of stores and aggressive business expansion had caused deficiencies in our internal controls and management. Because we develop business in smaller towns, counties and rural areas, some of the stores we contracted are individual shops or mom and pop stores that lacked business experience. For example, some of our contracted Exclusive Franchise Stores sold merchandises supplied by other wholesalers in breach of our franchise contracts; some stores failed to follow the Company's pricing strategy that resulted in lower profit margin to us; stores located remotely had caused us more logistics and transportation expenses. Therefore, our Board made a decision to close a significant number of Exclusive and Non-Exclusive Stores in order to strengthen our controls and manage the growth of our business.

In years 2011, 2012 and 2013, we terminated our contracts with 233, 131, and 198 Exclusive Franchise Stores respectively, and entered into contracts with 93, 91, and 25 Exclusive Franchise Stores respectively. We terminated our contracts with 362, 198 and 161 Non-Exclusive Franchise Stores in 2011, 2012 and 2013 respectively, and entered in to contracts with 1, 20, and 1 Non-Exclusive Franchise Stores respectively. We opened 1 Company Owned Store in 2011 and closed 2 and 1 Company Owned Stores in 2011 and 2013 respectively. Therefore, as of December 31, 2013, we had contracts with 133 Exclusive Franchise Stores, 16 Non-Exclusive Stores and 1 Company Owned Stores. We do not expect to terminate our contracts with more significant number of stores in the near future.

From year 2011 to 2013, our total net revenue was approximately $104,215,403 in 2011, $58,082,897 in 2012 and $26,211,901 in 2013 respectively, decreases of 44% in 2012 and 55% in 2013. Our gross profit margins were approximately 15.1%, 7.9% and 7.8% in 2011, 2012 and 2013 respectively. Due to close of a significant number of stores in the end of  2011  and during the year of 2012 and 2013 our net income were$16,130,370, ($1,101,341) and ($36,378,221) in 2011, 2012 and 2013 respectively. In 2012, we incurred net loss also due to bad debt allowance expenses for other receivables. In 2013, we recorded a $31.1 million charge to income for impairment loss for long-term assets held for sale, which negatively impacted our net income significantly.

We have not filed our Form 10K of audited financials of fiscal year ended 2014 yet. However, as we have stabilized our business over the past three years, we anticipate an increase of net sales, and decreases of operating cost and net loss going forward.

“Conducting and developing business in small towns, counties and rural markets in China are not easy as the markets are less developed and business owners are less sophisticated. However it is full of opportunities as well as challenges," commented Mr. Hailong Liu, the CEO and Chairman of the Company.  “We will learn from our lessons in the past and take a less aggressive approach to emerge into e-commerce. More importantly, our e-commerce business starts with Lu An City, a well-developed third tier city in China, which is an urban city with annual population growth rate of approximately 13%, not a small town or county. We will continue our commitment to towns, counties and rural markets. As we start direct sales of our large consumer electronics appliances and joint sales of our smaller consumer electronics appliances on China Crazy Buy, while maintaining our offline distributions through our exclusive franchise stores, non-exclusive franchise stores and company owned stores, we look forward to increased product sales by Guoying in 2015."

Mr. Liu Continued: "We are confident that our results will improve in 2015 and are also increasingly confident due to increases of sales of consumer electronic appliances by Guoying on China Crazy Buy. We expect fourth quarter 2014 results to be an improvement over the prior quarter as we began generating revenue and marginal pre-tax income. We anticipate that the core earning power of our businesses will become more apparent in 2015and this trend should continue next year."

Mr. Liu concluded: "We have been a reporting company on over the counter for more than four years. We have been in good compliance in past four years and we are always in honor of our contractual obligations to our investors. We hope to consummate the acquisition in order to raise financing for China Crazy Buy and we are planning a long-term commit to the U.S. capital markets, as we have done in the past.”

About China Electronics Holdings, Inc.

China Electronics Holdings, Inc., through its subsidiaries, is engaged in the retail and wholesale of consumer electronics and appliances to rural areas in Anhui Province in the People's Republic of China. The Company primarily offers solar heaters, refrigerators, air conditioners, and televisions, and manufactures and sells private label brand refrigerators. As of September 30, 2014,   the Company operated 1 company-owned store, 141 exclusive franchise stores under the Guoying brand name and 16 non-exclusive franchise stores in rural markets in Anhui Province. China Electronics Holdings, Inc. was founded in 2002 and is based in Lu'an City, Anhui Province, of the People's Republic of China.

Forward Looking Statements

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, including, without limitation, anything relating or referring to plans for future business development activities, and are thus prospective, and are made in reliance upon the protections provided by such Acts for forward-looking statements. We have identified forward-looking statements by using words such as "expect," "believe," and "should." Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact Information

China Electronics Holdings, Inc.
info@chinacrazybuy.com